A
PPENDIX
K
T
HE
W
EITZ
F
UNDS
CODE
OF
ETHICS
FOR
SENIOR
OFFICERS (SARBANES-OXLEY CODE OF ETHICS)

T
HE
W
EITZ
F
UNDS

CODE
OF
ETHICS
FOR
SENIOR
OFFICERS

INTRODUCTION

Section 406 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) directed the Securities
and
Exchange Commission
(the
“SEC”)
to
adopt
rules
requiring companies
to
disclose whether or not they have adopted a code of ethics for senior financial officers, and if not, why not.
The SEC has adopted rules requiring registered investment companies to make such disclosures.
These rules extend the coverage of this requirement to chief executive officers, as well as senior financial officers, and require disclosure of waivers or substantive changes in any code.
This Code of Ethics (this “Code”) is intended to address these new requirements, and is different in nature and scope from the code of ethics that was previously adopted as required under Section 17(j) of the Investment Company Act of 1940, as amended (the “1940 Act”) and Rule 17j-1 thereunder, which focuses on personal trading activities.

POLICY
STATEMENT

It is the policy of The Weitz Funds (the “Fund”) to conduct its affairs in accordance with all applicable laws and governmental rules and regulations.
This Code has been adopted by the Fund’s Board of Trustees (the “Board”) and applies to the persons appointed by the Board as Chief Executive Officer, Principal Financial Officer and any persons performing similar functions, all as identified in Exhibit A, as modified from time to time (“Covered Officers”). Each Covered Officer is personally responsible for adhering to the standards and restrictions imposed by applicable laws, rules and regulations, including those relating to affiliated transactions, accounting and auditing matters.
This Code is designed to deter wrongdoing and
promote:
•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•

full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund;
•

compliance
with
applicable
governmental
laws, rules
and
regulations;
•

prompt
internal
reporting to
the
appropriate
person of
violations
of
this
Code;
and
•

accountability
for adherence
to
this
Code.
This Code covers a wide range of business practices and procedures.
It does not cover every issue that may arise, but it sets out basic principles to guide Covered Officers.
In this regard, each Covered Officer must:

•

act
with
integrity,
including
being
honest
and
candid
while
still
maintaining
the confidentiality of information where required by law or the Fund’s policies;
•

observe both the form and spirit of laws and governmental rules and regulations, and accounting standards;
•

adhere
to
high
standards of
business
ethics;
and
•

place the interests of the Fund and its shareholders before the Covered Officer’s own personal interests.
All activities of Covered Officers should be guided by and adhere to these fiduciary standards.
Covered Officers should not hesitate to use available resources whenever it is desirable to seek clarification.
Covered Officers are encouraged to consult with the Fund’s chief legal officer or, if none, legal counsel to the Fund (“Legal Counsel”), or other appropriate resources, when in doubt about the best course of action in a particular situation.

CONFLICTS
OF
INTEREST

Covered Officers should handle ethically actual and apparent conflicts of interest.
A “conflict of interest” occurs when an individual’s personal interests actually or potentially conflict or interfere with the interests of the Fund or its shareholders.
A conflict of interest can also arise when a Covered Officer takes actions or has interests that may make it difficult to perform his duties as a Fund officer objectively and effectively, or if a member of the Covered Officer’s family receives a benefit because of the Covered Person’s position with the relevant Fund.
Service to the Fund should never be subordinated to either a direct or indirect personal gain or advantage.
Certain conflicts of interests arise out of the relationships between Covered Officers and the Fund that already are subject to conflict of interest provisions in the 1940 Act and the Investment Advisers Act of 1940.
For example, Covered Officers may not individually engage in certain transactions with the Fund (such as the purchase or sale of securities or other property) because of their status as “affiliated persons” of the Fund.
The compliance programs and procedures of the Fund and the Adviser are designed to prevent, or to identify and correct, violations of these
provisions.
This
Code
does not, and is not
intended to, repeat or
replace
those programs and procedures, and such conflicts fall outside of the parameters of this Code.
Actual or apparent conflicts may arise from, or as a result of, the contractual relationship between the Fund and the Adviser (or other service provider, e.g., administrator) of which the Covered Officers are also officers or employees.
It is recognized by the Board that the Covered Officers will, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on the Adviser and the Fund.
The Board recognizes that the participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the Adviser, and is consistent with the Board’s understanding of the performance by the Covered Officers of their duties as officers of the Fund. Nonetheless, each Covered Officer recognizes that, as an Officer of the Fund, he or she has a duty to act in the best interests of the Fund and its shareholders.

If a Covered Officer believes that his or her responsibilities as an officer or employee of the Adviser (or other service provider) are likely to materially compromise his or her objectivity or ability to perform the duties of
his role
as an officer
of the
Fund, he
or
she
should consult with Legal Counsel.
A Covered Officer should also consider whether to present the matter to the Board or an appropriate committee thereof.
In
addition,
each
Covered
Officer
must:
•

avoid
conflicts
of
interest
wherever
possible;
•

not use his or her personal influence or personal relationships to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;
•

not engage in personal, business or professional relationships or dealings which would impair his or her independence of judgment or adversely affect the performance of his or her duties in the best interests of the Fund and its shareholders;
•

not cause the Fund to take action, or fail to take action, for the personal benefit of the Covered Officer rather than the benefit the Fund; and
•

not retaliate against any other Covered Person or any employee of the Funds for reports of potential violations that are made in good faith.
Conflicts of interest may
not always be
evident and Covered Officers should consult with Legal Counsel if they are uncertain about any situation.
Examples of possible conflicts of interest include:
Personal Business Transactions.
A Covered Officer may not cause the Fund to engage in any business transaction with his or her immediate family members or utilize the
Covered
Officer’s
relationship
with
the
Fund
to
cause
any
third
party
to
engage
in
any business transaction with his or her immediate family members.
This provision is not intended, however, to restrict Covered Officers and their immediate family members from purchasing or redeeming shares of the Fund as long as such purchases or redemptions are made in accordance with the procedures, limitations and restrictions set forth in the Fund’s registration statement.
For the purposes of this code, the term “immediate family” means a Covered Officer’s spouse, sibling, child, parent, brother or sister in law, or a spouse, sibling, child or parent of any of the foregoing.
Use of Nonpublic or Confidential Information.
A Covered Officer may not use, or disclose to a third party, non-public or confidential information about the Fund or its activities or any of the Fund’s service providers for the purpose of personal gain by the Covered Officer or his or her immediate family members (including, but not limited to, securities transactions based on such information).
Outside Employment or Activities.
A Covered Officer may not engage in any outside
employment
or
activity
that
interferes
with
his
or
her
duties
and
responsibilities

with respect to the Fund or is otherwise in conflict with or prejudicial to the Fund.
A Covered Officer must disclose to Legal Counsel any outside employment or activity that may constitute, or appear to constitute, a conflict of interest and obtain the requisite approval before engaging in such employment or activity.
Any such employment or activity is permissible only if it would not be inconsistent with the best interests of the Fund and its shareholders.
Gifts.
A Covered Officer may not accept any gift, entertainment, favor, or loan from any person or entity that does or seeks to do business with the Fund which goes beyond the courtesies generally associated with accepted business practice.
Non-cash gifts of a de minimis nature are considered to be within accepted business practices.
Cash gifts of any amount are strictly prohibited.
Entertainment (in the form of meals, tickets to events or otherwise) must be reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety.
Corporate Opportunities.
A Covered Officer may not exploit, for his or her own personal gain or the personal gain of immediate family members, opportunities that are discovered through the use of Fund property, information, or the Covered Officer’s position unless the opportunity is fully disclosed, in writing, to the Fund’s Board and the Board declines to pursue such opportunity on behalf of the Fund.
Other Situations.
Because other conflicts of interest may arise, it is not practical to list in this Code all possible situations that could result in a conflict of interest.
If a proposed transaction, interest, personal activity, or investment raises any questions, concerns or doubts, a Covered Officer should consult with Legal Counsel before engaging in the transaction, making the investment or pursuing the interest or activity.

ACCURACY
OF
REPORTS,
RECORDS
AND
ACCOUNTS

All Covered Officers are responsible for the accuracy of the records and reports that they are responsible for maintaining to enable the Fund to provide full, fair and accurate financial information and other disclosure to regulators and Fund shareholders.
Accurate information is essential to the
Fund’s ability to meet legal and regulatory obligations.
The
books and records of the Fund shall accurately reflect the true nature of the transactions they record in accordance with applicable law, generally accepted accounting principles and Fund policies.
The Covered Officers must not create false or misleading documents or accounting, financial or electronic records for any purpose, and must not direct any other person to do so.
If a Covered Officer becomes aware that information filed with the SEC, or state regulatory authority, or made available to the public contains any false or misleading information or omits to disclose necessary information, he or she shall promptly report it to Legal Counsel for a determination as to what, if any, corrective action is necessary or appropriate.
No undisclosed or unrecorded account or fund shall be established for any purpose.
No false or misleading entries shall be made in the Fund’s books or records for any reason.
No disbursement of Fund assets shall be made without adequate supporting documentation or for any purpose other than as described in the Fund’s documents or contracts.

FUNDS
DISCLOSURE
CONTROLS
AND
PROCEDURES

Each Covered Officer is required to be familiar, and comply, with the Fund’s disclosure controls and procedures.
In addition, each Covered Officer having direct or supervisory authority regarding SEC filings or the Fund’s other public communications should, to the extent appropriate within his area of responsibility, consult with other Fund officers and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.
Each
Covered
Officer
must:
•

familiarize himself or herself with the disclosure requirements applicable to the Fund as well as the business and financial operations of the Fund;
•

ensure that reasonable steps are taken within his or her areas of responsibility to promote full, fair, accurate, timely and understable disclosure in all regulatory filings, as well as when communicating with the Fund’s shareholders or the general public, in accordance with applicable law;
•

consistent with his or her responsibilities, exercise appropriate supervision over and assist relevant Fund service providers in developing financial information and other disclosure that complies with relevant law and presents information in a clear, comprehensible and complete manner; and
•

not
knowingly
misrepresent,
conceal
or
omit
required
disclosures
of,
or
cause
others to do the
same, facts about the
Fund, whether
to persons within or
outside the
Fund, including to outside counsel, independent auditors and governmental regulators.

CONFIDENTIAL
INFORMATION

Covered Officers who have access to confidential information are not permitted to use or share that information for their personal benefit or for any other purpose except the conduct of the Fund’s business.
Covered Officers should maintain the confidentiality of information entrusted to them by the Fund or its shareholders, except when disclosure is authorized or
legally mandated.
Confidential information includes all non-public information, including information that might be of use to competitors, or harmful to the Fund or its shareholders if disclosed.
All reports and records prepared or maintained pursuant to this Code will be considered confidential
and
shall
be
maintained
and
protected accordingly
by
the
Fund.
Except
as
otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board, the Fund’s outside counsel or counsel to the Trustees who are not “interested persons” of the Fund as defined in the 1940 Act (“Independent Trustees”).

COMPLIANCE,
REPORTING
AND
RECORDKEEPING

Compliance
Any Covered Officer who violates the provisions of this Code will be subject to disciplinary action
and
appropriate
sanctions,
up
to
and
including
termination.
Sanctions
shall
be imposed by the full Board, in their sole discretion.
Depending on the nature and severity of the violation, the Fund may refer such violation to appropriate authorities for civil action or criminal prosecution.

Reporting

Each
Covered
Officer
shall:
•

upon receipt of the Code or upon becoming a Covered Officer, sign and submit an Initial Acknowledgement (form attached) confirming that he/she has received, read and understands the Code;
•

annually,
sign
and
submit an
Annual Acknowledgement (form attached)
confirming that he or she has complied with the requirements of the Code;
•

provide full and fair responses to all questions asked in any Trustee and Officer inquiry;
•

not retaliate against any Covered Officer or other person for making reports of violations in good faith; and
•

notify Legal Counsel of any actual or potential violation of this Code, whether the violation or potential violation was committed by the Covered Officer personally or by another Covered Officer.
Failure to do so is itself a violation of this Code.
The Fund will not retaliate against any Covered Officer for making reports of violations in good faith, but will not be precluded from taking appropriate disciplinary action for the violations themselves.
Except as described otherwise below, Legal Counsel is authorized to apply this Code to situations presented to it and has the authority to interpret this Code in any particular situation. Legal Counsel shall take all action it considers appropriate to investigate any actual or potential violations reported to it.
The Fund’s Board is responsible for granting waivers from the terms and provisions of this Code, as it deems appropriate.

Recordkeeping

The Fund will maintain and preserve for a period of not less than six (6) years from the date such action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Board: (i) that provided the basis for any amendment or waiver to this Code, and (ii)
relating to any violation of
the Code
and sanctions imposed for
such violation, together with a written record of the approval or action taken by the Board.

WAIVERS
OF
PROVISIONS
OF
THE
CODE

A waiver of any provision of the Code shall be requested whenever there is a reasonable likelihood that a contemplated action will violate the Code.
A “waiver” is defined as the approval by the Fund of a material departure from any provision of the Code.
The
process
of
requesting a
waiver
shall
consist of
the
following
steps:
•

The Covered Officer shall set forth a request for waiver in writing.
The request shall describe the conduct, activity or transaction for which the Covered Officer seeks a waiver, and shall briefly explain the reason for engaging in the conduct, activity or transaction.
•

The determination with respect to the waiver shall be made in a timely fashion by Legal Counsel and submitted to the Board for review and approval.

•

The decision with respect to the waiver requested shall be documented and kept in the Fund’s records for the appropriate period mandated by applicable law or regulation.
To the extent required by applicable law, waivers (including “implicit waivers”) shall be publicly disclosed
on
a
timely
basis.
An
“implicit
waiver”
is
defined as
the
Fund’s
failure
to
take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an “executive officer” of the Fund.
For this purpose, an “executive officer” is the Fund’s President or Chief Executive Officer, Vice President (who is in charge of a principal policymaking function), or any other person who performs similar policymaking functions for the Fund.
If a material departure from a provision of this Code is known only by the Covered Person that has caused the material departure from the Code, the material departure from the Code will not be considered to have been made known to an executive officer
of
the Fund for
purposes of
deciding whether
there
has been an implicit waiver.

DISCLOSURE

The Fund will disclose this Code, any substantive amendments and any waivers or implicit waivers
by
filing
with
the
SEC
a
copy
of
the
Code,
any
such
amendments
and
waivers
or implicit waivers in the Fund’s annual report on Form N-CSR.

AMENDMENTS
TO
THE
CODE

Any amendments to this Code, other
than amendments to Exhibit A, must be
approved or ratified by a majority vote of the Board.
The Covered Officers and Legal Counsel are encouraged to recommend improvements to this Code for the consideration and approval of the
Board.

OTHER
POLICIES
AND
PROCEDURES

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder.
Insofar as other policies and procedures of the Funds govern or purport to
govern
the
behavior
or
activities
of
the
Covered
Officers
who
are
subject
to
this
Code,
they
are superseded
by
this
Code
to
the
extent
that
they
conflict
with
provisions
of
this
Code.
The
Funds’ code of ethics under Rule 17j-1 under the 1940 Act and the more detailed compliance policies and procedures are separate requirements applying to the Covered Officers and others, and they are not part of this Code.

EXHIBIT
A

“Covered Officers” covered by this Code of Ethics for Senior Officers: Wallace. R. Weitz                           President
of
the
Fund
(Chief
Executive
Officer) James J. Boyne                          Vice President of the Fund, Treasurer

INITIAL
ACKNOWLEDGEMENT

I acknowledge that I have received and read a copy of the Code of Ethics for Senior Officers
(the
“Code”)
and
that
I
understand
it.
I
further
acknowledge
that
I
am
responsible
for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.
I
also
acknowledge
my
responsibility
to
report
any
violation
of
the
Code
to
Legal Counsel, as defined in the Code.
I further acknowledge that the policies contained in the Code are not intended to create any contractual
rights
or
obligations,
express
or
implied.
I
also
understand
that,
consistent
with applicable law, the Fund has the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in its sole discretion, with or without notice.

Covered Officer Name and Title:

(please
print)

Signature

Date

Please
return
this
completed
form
to
John
Detisch
or
Justina
Sears
within
one
week
from
the date of your receipt of a request to review these documents.
Thank you.

ANNUAL
ACKNOWLEDGEMENT

I acknowledge that I have received and read a copy of the Code of Ethics for Senior Officers
(the
“Code”)
and
that
I
understand
it.
I
further
acknowledge
that
I
am
responsible
for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.
I
also
acknowledge
that I
have
fully
complied
with
the
terms
and
provisions
of
the
Code during
the
period
of
time
since
the
most
recent
Initial
or
Annual
Acknowledgement
provided
by
me.
I further acknowledge that the policies contained in the Code are not intended to create any contractual
rights
or
obligations,
express
or
implied.
I
also
understand
that,
consistent
with applicable law, the Fund has the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in its sole discretion, with or without notice.

Covered Officer Name and Title:
(please
print)

Signature

Date

Please
return
this
completed
form
to
John
Detisch
or
Justina
Sears
within
one
week
from
the date of your receipt of a request to complete and return it.
Thank you.